CONSENT OF ROSKILL CONSULTING GROUP LIMITED We hereby consent to the incorporation by reference in the registration statement on Form 5-8 (No. 333-227776) of Livent Corporation (the “Registration Statement”), of references to our firm, our 2018 Lithium Report 15th Ed., (the “Report”) published in June 2018, as amended and supplemented from time to time, and all information derived from the Report that is contained in the annual report on Form 10-K of Livent Corporation for the year ended December 31, 2018. Date: ~ February, 2019 ROSIULL CONSULTING GROUP LIMITED By: _________________ ~_~i’~t;i::ector #91 186422v2